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                                                                    Exhibit 10.5


                       THIRD AMENDMENT TO PROMISSORY NOTE
                                (Extending Term)

                  This Third Amendment to Promissory Note is executed as of this 30th day of August, 2002, by ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the "Borrower"), and AMSOUTH BANK, an Alabama banking corporation (the "Bank").

                                    Recitals

                  A. The Borrower executed to the order of the Bank that certain Promissory Note, dated August 31, 2001, in the principal amount of $2,700,000, as amended by that certain increased, amended and restated promissory note, dated December 21, 2001, in the principal amount of $3,700,000, as amended by that certain Second Amendment to Promissory Note, dated April 30, 2002 (the "Note").

                  B. The Note matures on August 30, 2002, and the Borrower has requested that the Bank renew the debt evidenced by the Note and extend the maturity date of the Note.

                  C. The Bank has agreed to such renewal and extension on certain conditions, one of which is the execution of this Third Amendment by the Borrower.

                                    Agreement

                  NOW, THEREFORE, in consideration of the above Recitals, the Borrower and the Bank hereby amend the Note as follows:

                  1. The Borrower acknowledges that the outstanding principal balance under the Note is $3,700,000 on the date hereof.

                  2. The maturity date is hereby extended from August 30, 2002, until May 30, 2003.

                  Notwithstanding the execution of this Third Amendment, the indebtedness evidenced by the Note shall remain in full force and effect, and nothing contained herein shall be interpreted or construed as resulting in a novation of such indebtedness. The Borrower acknowledges and agrees that there are no offsets or defenses to payment of the obligations evidenced by the Note, as hereby amended, and hereby waives any defense, claim or counterclaim of the Borrower regarding the obligations of the Borrower under the Note, as hereby amended. The Borrower represents that there are no conditions of default or facts or consequences which will or could lead to a default under the obligations due from the Borrower under the Note, as amended herein.

                  Except as expressly amended hereby, the Note shall remain in full force and effect in accordance with its terms, including, without limitation, the security and the guaranty for the Note.



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                  IN WITNESS WHEREOF, the Bank and the Borrower have caused this
Third Amendment to be executed by their respective duly authorized representatives, all as of the date first set forth above.

                            ROBERTS PROPERTIES RESIDENTIAL,
                            L.P., a Georgia limited partnership

                            By:  RobertsRealty Investors, Inc., a Georgia
                                     corporation, sole general partner

                                By: /s/ Charles R. Elliott
                                    -----------------------------------
                                    Its: Senior VP
                                         ------------------------------



                            AMSOUTH BANK

                            By:      /s/ Lawrence Clark
                               ----------------------------------------
                              Its Vice President


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